Exhibit 10.2

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to the Third Amended and Restated Credit Agreement (this “Amendment”) is entered into as of October 7, 2014, by and among STERIS CORPORATION, an Ohio corporation (“Borrower”), the lending institutions parties to the Credit Agreement (“Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (“Agent”) and as Joint-Lead Arranger, Joint-Book Runner and as an LC Issuer, JPMORGAN CHASE BANK, N.A., as Syndication Agent and as an LC Issuer, BANK OF AMERICA, N.A., as an LC Issuer and Co-Documentation Agent, PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent, and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agent.

RECITALS:

A. The Borrower, Agent, and Lenders are parties to the Third Amended and Restated Credit Agreement, dated as of April 13, 2012 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”).

B. The Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof.

C. Each capitalized term used herein that is not defined herein shall be defined in accordance with the Credit Agreement.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable considerations, the parties to this Amendment agree as follows:

1. Amendment to Definition. Article I of the Credit Agreement is hereby amended to delete the definition of “Change in Control” therefrom in its entirety and to insert in place thereof the following:

“Change in Control” means (a) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the United States Securities Exchange Act of 1934, as then in effect), of shares representing more than 40% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.

2. Condition Precedent. This Amendment shall become effective as of the date set forth above subject to this Amendment having been executed by Borrower, Agent and Lenders constituting the Required Lenders, and counterparts hereof as so executed having been delivered to Agent.

3. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of Borrower has been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any exist immediately after the execution and delivery of this Amendment or the Second Amendment Effective Date (as hereinafter defined); (e) neither Borrower nor any Guarantor of Payment has any claim or offset against, or defense or counterclaim to, any of Borrower’s or any Guarantor of Payment’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

4. Second Amendment Effective Date. The effective date for this Agreement shall be October 10, 2014 (the “Second Amendment Effective Date”), provided that on or before that date the conditions precedent set forth in Section 2 above shall have been satisfied.

5. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

8. JURY TRIAL WAIVER. BORROWER, AGENT, THE LENDERS AND EACH GUARANTOR OF PAYMENT HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS, EACH GUARANTOR OF PAYMENT, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

STERIS CORPORATION

By:	/s/ Michael J. Tokich
Print Name: Michael J. Tokich
Title:	Senior Vice President, Chief Financial Officer and Treasurer

KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent

By:	/s/ Sanya Valeva
Print Name: Sanya Valeva
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brendan Korb
Print Name: Brendan Korb
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph G. Moran
Print Name: Joseph G. Moran
Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ E. Mark Hardison
Print Name: E. Mark Hardison
Title:	Vice President

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